                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                        SpeechWorks International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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


                              [LOGO APPEARS HERE]

                                                                  April 30, 2001

Dear Stockholder,

   You are cordially invited to attend the 2001 Annual Meeting of Stockholders of SpeechWorks International, Inc. to be held at 10:00 a.m. on Thursday, May 31, 2001 at The Conference Center, One Financial Center, Boston, MA 02111.

   At the Annual Meeting, two persons will be elected to the Board of Directors. The Board of Directors recommends the approval of this proposal. Such other business will be transacted as may properly come before the Annual Meeting.

   We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                          Sincerely,


                                          /s/ Stuart R. Patterson
                                          Stuart R. Patterson
                                          Chief Executive Officer

                            YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                        SPEECHWORKS INTERNATIONAL, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be Held May 31, 2001

                               ----------------

To the Stockholders of SpeechWorks International, Inc.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of SpeechWorks
International, Inc., a Delaware corporation, will be held on Thursday, May 31, 2001 at 10:00 a.m. at The Conference Center, One Financial Center, Boston, MA 02111, for the following purposes:

     1. To elect two members to the Board of Directors to serve for a term ending in 2004 and until their successors are duly elected and qualified.

     2. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

   The Board of Directors has fixed the close of business on April 2, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

   All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Michael S. Phillips
                                          Michael S. Phillips
                                          Secretary

April 30, 2001

                        SPEECHWORKS INTERNATIONAL, INC.
                              695 ATLANTIC AVENUE
                          BOSTON, MASSACHUSETTS 02111
                                (617) 428-4444

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SpeechWorks International, Inc., a Delaware corporation (the "Company"), of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at The Conference Center, One Financial Center, Boston, MA 02111, on Thursday, May 31, 2001 at 10:00 am, and any adjournments thereof (the "Meeting").

   Where the stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the two nominees for director named herein.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock is necessary to constitute a quorum at the Meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

   Nominees for election as directors at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

   If you hold your shares of common stock through a broker, bank or other representative, generally the broker or your representative may only vote the common stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter.

   The close of business on April 2, 2001, has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. As of the close of business on April 2, 2001, the Company had 31,936,330 shares of common stock outstanding and entitled to vote. Holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders.

   The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of common stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

   This Proxy Statement and the accompanying proxy are being mailed on or about April 30, 2001 to all stockholders entitled to notice of and to vote at the Meeting.

   The Annual Report to Stockholders for the year ended December 31, 2000 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

   Only one Proxy Statement and one Annual Report to Stockholders are being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the Proxy Statement and Annual Report to Stockholders to a stockholder at a shared address to which a single copy of the documents was delivered. If a stockholder wishes to receive a separate copy of the Proxy Statement and Annual Report to Stockholders or if stockholders sharing an address are receiving multiple copies and wish to receive only one, notification may be made to Tracy Perneta, SpeechWorks International, Inc., 695 Atlantic Avenue, Boston, MA 02111, 617/428-4444, 617/757-2211 (fax).

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information as of February 28, 2001 concerning the beneficial ownership of the common stock by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock as of such date, each current member of the Board of Directors, each executive officer named in the Summary Compensation Table on page 8, and all directors and current executive officers of the Company as a group.

                                                                  Shares
                                                               Beneficially
                                                                 Owned(1)
                                                             -----------------
Name and Address**                                            Number   Percent
------------------                                           --------- -------
Atlas Venture Fund II, L.P.(2).............................. 2,353,031   7.4%
 222 Berkeley Street
 Boston, MA 02116

Bank of America Ventures(3)................................. 1,637,972   5.2%
 950 Tower Lane, Suite 700
 Foster City, CA 94404

Stuart R. Patterson(4)......................................   669,738   2.1%

William J. O'Farrell(5)..................................... 1,045,800   3.3%

Michael S. Phillips(6)...................................... 1,583,681   5.0%

Axel Bichara(7)............................................. 2,354,531   7.4%

Richard Burnes(8)...........................................   294,783     *

Robert Finch(9).............................................    15,000     *

John C. Freker, Jr.(10).....................................    15,000     *

Richard J. Westelman(11)....................................   157,188     *

Mark Holthouse(12)..........................................   995,711   3.1%

Steven Chambers(13).........................................    53,698     *

All directors and current executive officers as a group (17  8,085,652  24.8%
 persons)(14)...............................................

--------
   * Represents beneficial ownership of less than 1% of the Company's outstanding shares of common stock.
  ** Addresses are given for beneficial owners of more than 5% of the outstanding common stock only.
 (1) The number of shares of common stock issued and outstanding on February 28, 2001 was 31,694,595. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding at February 28, 2001, plus shares of common stock subject to options held by such person at February 28, 2001 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.
 (2) Atlas Venture Associates II, L.P. is the general partner of Atlas Venture Fund II, L.P. The general partners of Atlas Venture Associates II, L.P. are Christopher Spray, Barry Fidelman and Jean-Francois Formela, who share voting and dispositive power over the shares owned by Atlas Venture Fund II, L.P. Each of Messrs. Spray, Fidelman and Formela disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
 (3) Includes 171,045 shares beneficially owned by BA Venture Partners III, a general partnership comprised of officers and former officers of Bank of America Ventures, and 162,500 shares beneficially owned by Bank of America, National Association. Bank of America Ventures is a wholly owned subsidiary of Bank of America, National Association. Bank of America, National Association is a wholly owned subsidiary of NB Holdings Corporation, which is a wholly owned subsidiary of Bank of America Corporation. Bank of America Ventures disclaims beneficial ownership of the shares owned by Bank of America, National Association and BA Venture Partners III.

 (4) Includes 559,738 shares of common stock subject to options held by Mr. Patterson that are exercisable within 60 days of February 28, 2001.
 (5) Includes 7,500 shares of common stock held by Mr. O'Farrell's spouse.
 (6) Includes 30,000 shares of common stock subject to options held by Mr. Phillips that are exercisable within 60 days of February 28, 2001.
 (7) Includes 2,353,031 shares of common stock owned by Atlas Venture Fund II, L.P. See footnote (2) above. Mr. Bichara is a limited partner of Atlas Venture Associates II, L.P. and expressly disclaims ownership of these shares, except to the extent of his pecuniary interest therein.
 (8) Includes 203,562 shares of common stock owned by Charles River Partnership VII. Charles River Partnership VII and its general partner, Charles River VII GP Limited Partnership, share voting and investment power with respect to these shares. Mr. Burnes is a general partner of Charles River VII GP Limited Partnership and expressly disclaims ownership of these shares, except to the extent of his pecuniary interest therein.
 (9) Includes 7,500 shares of common stock subject to options held by Mr. Finch that are exercisable within 60 days of February 28, 2001.
(10) Includes 12,000 shares of common stock subject to options held by Mr. Freker that are exercisable within 60 days of February 28, 2001.
(11) Includes 130,188 shares of common stock subject to options held by Mr. Westelman that are exercisable within 60 days of February 28, 2001.
(12) Includes 30,000 shares of common stock subject to options held by Mr. Holthouse that are exercisable within 60 days of February 28, 2001.
(13) Includes 53,698 shares of common stock subject to options held by Mr. Chambers that are exercisable within 60 days of February 28, 2001.
(14) Includes 27,657 shares of common stock subject to options held by Mr. Murphy that are exercisable within 60 days of February 28, 2001, 14,583 shares of common stock subject to options held by Mr. Ledingham that are exercisable within 60 days of February 28, 2001, 20,281 shares of common stock subject to options held by Mr. Olin that are exercisable within 60 days of February 28, 2001, 27,865 shares of common stock subject to options held by Mr. Rutledge that are exercisable within 60 days of February 28, 2001, 15,406 shares of common stock subject to options held by Ms. LaMaster that are exercisable within 60 days of February 28, 2001. See also footnotes (4) through (13) above.

                                  MANAGEMENT

Board of Directors

   Under the Company's Restated Certificate of Incorporation, the number of members of the Company's Board of Directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of seven members, classified into three classes as follows: Robert Finch and John C. Freker, Jr. constitute a class with a term expiring at the upcoming meeting (the "Class I directors"); Axel Bichara and Richard Burnes constitute a class with a term ending in 2002 (the "Class II directors"); and William J. O'Farrell, Stuart R. Patterson, and Michael S. Phillips constitute a class with a term ending in 2003 (the "Class III directors"). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

   The Board of Directors has voted to nominate Robert Finch and John C. Freker, Jr. for re-election at the Meeting for a term of three years, to serve until the 2004 annual meeting of stockholders, and until their respective successors have been elected and qualified. The Class II directors (Axel Bichara and Richard Burnes) and the Class III directors (William J. O'Farrell, Stuart R. Patterson and Michael S. Phillips) will serve until the annual meetings of stockholders to be held in 2002 and 2003, respectively, and until their respective successors have been elected and qualified.

   Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

            Name          Age Position with the Company
            ----          --- -------------------------
   William J. O'Farrell..  38 Chairman of the Board

   Stuart R. Patterson...  44 President, Chief Executive Officer and Director

   Michael S. Phillips...  39 Chief Technology Officer and Director

   Axel Bichara..........  37 Director

   Richard Burnes........  60 Director

   Robert Finch..........  43 Director

   John C. Freker, Jr....  43 Director

   William J. O'Farrell co-founded the Company and has served as Chairman of the Board since May 1994. Mr. O'Farrell also served as Chief Executive Officer from May 1994 to May 1998. Since March 1999, Mr. O'Farrell has served as Chairman of the Board and Chief Executive Officer of OpenAir.com, Inc., an enterprise software company that provides professional service automation solutions.

   Stuart R. Patterson has served as President of the Company since September 1997, Chief Executive Officer since May 1998 and as a director since May 1998. Prior to joining us, from May 1997 to September 1997, he served on the board of BBG New Media, Inc., a developer of high-end web sites, which was bought by Think New Ideas, Inc., now AnswerThink Consulting Group, in September 1997. From May 1996 to March 1997, he served as Vice President and Line of Business Manager at Voxware, Inc., a developer of digital speech and audio technologies and solutions. Previously, from August 1994 to May 1996, he served on the Advisory Board of Voxware. From September 1987 to April 1996, he co-founded and served as the chief executive officer of Vicorp Interactive Systems, Inc., a developer of large-scale voice and data applications based on systems tools and platforms.

   Michael S. Phillips co-founded the Company and has served as Chief Technology Officer since September 1994 and as a director since May 1994. From May 1987 to August 1994, he served as a research scientist in the Spoken Language Systems Group at the Massachusetts Institute of Technology, a non-profit think-tank dedicated to the development of a conversational interface between computers and human spoken words.

   Axel Bichara has served as director of the Company since August 1995. Mr. Bichara joined Atlas Venture, a venture capital firm, in 1993 and is currently a Senior Principal.

   Richard Burnes has served as director of the Company since October 1997. Mr. Burnes has served as President of Charles River Ventures of which he is a co-founder since November 1970 and as general partner since 1994.

   Robert Finch has served as a director of the Company since April 2000. Since March 2001, Mr. Finch has served as Senior Vice President of Corporate Development at CIENA Corporation. From February 2000 to March 2001, Mr. Finch served as Vice President, Operations for BroadBand Office, Inc., a provider of technology and communications solutions to businesses. From 1988 through February 2000, he served in a variety of vice president-level engineering, operations and corporate development roles for MCI WorldCom and predecessor companies including LDDS WorldCom and Advanced Telecommunications Corporation. Most recently, Mr. Finch served as Vice President, Strategic Development from January 1998 to February 2000.

   John C. Freker, Jr. has served as a director of the Company since April 2000. Mr. Freker became Executive Vice President of Convergys Corporation in October 1999. From November 1997 through October 1999, he was President of the Custom Solutions Group of Convergys. Prior to November 1997, Mr. Freker was President of the Custom Services Division of Matrixx Marketing, a predecessor of Convergys and a subsidiary of Cincinnati Bell.

Committees of the Board of Directors and Meetings

   Meeting Attendance. During the year ended December 31, 2000 there were twelve meetings of the Board of Directors. In addition, from time to time the Board of Directors acted by unanimous written consent in lieu of a meeting in accordance with Delaware law. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal year 2000.

   Audit Committee. The Audit Committee, which met four times in the year ended December 31, 2000, has three members, Richard Burnes, Axel Bichara and John C. Freker, Jr. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits in accordance with a written Audit Committee Charter, which was adopted by the Board of Directors in May 2000. A copy of the Audit Committee Charter is attached hereto as Appendix A. Please see also the report of the Audit Committee set forth elsewhere in this Proxy Statement.

   Compensation Committee. The Compensation Committee, which met five times during the year ended December 31, 2000, has two members, William J. O'Farrell and Richard Burnes. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation Committee also administers the Company's Amended and Restated 1995 Stock Option Plan, 2000 Employee, Director and Consultant Stock Plan and 2000 Employee Stock Purchase Plan. Please see also the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

   Nominating Committee. The Company does not have a standing Nominating Committee.

   Compensation Committee Interlocks and Insider Participation. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board of directors or compensation committee.

Compensation of Directors

   Directors of the Company do not receive an annual retainer or any fees for attending regular meetings of the Board of Directors. Non-employee directors are reimbursed for travel costs and other reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors or any committee thereof. Non-employee directors are eligible to receive grants of non-qualified stock options under the Company's 2000 Employee, Director and Consultant Stock Plan. Effective as of the Meeting, immediately following the annual meeting of stockholders each year, each non-employee director of the Company elected or re-elected at such annual meeting or continuing in office after such annual meeting will be entitled to receive a non-qualified option grant of up to 10,000 shares of common stock which will vest ratably over the twelve months following the grant date. In May 2000, each of Messrs. Freker and Finch received an option to purchase 30,000 shares of common stock in exchange for agreeing to join the Board of Directors.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers who were employed by the Company at the end of 2000 (collectively, the "named executive officers") for services rendered to the Company in all capacities during the two years ended December 31, 2000.

                                                                         Long-Term
                                                                        Compensation
                                        Annual Compensation                Awards
                               ---------------------------------------- ------------
                                                                         Securities
Name and Principal                                      Other Annual     Underlying
Position                  Year Salary($) Bonus($)    Compensation($)(1)  Options(#)
------------------        ---- --------- --------    ------------------ ------------
Stuart R. Patterson.....
 President and Chief      2000  206,719  137,000(2)          --            50,000
 Executive Officer        1999  172,500   52,000             --            75,000

Richard J. Westelman....  2000  162,750  113,000(3)          --            15,000
 Chief Financial Officer  1999  157,500   12,750             --            45,000

Mark A. Holthouse.......
 Senior Vice President    2000  165,625   65,500(4)        2,898              --
 of Operations            1999  156,250   30,000           2,809           45,000

Michael S. Phillips.....
 Chief Technology         2000  165,313   47,600(5)        1,755              --
 Officer                  1999  143,302   20,000           1,694           45,000

Steven Chambers.........
 Vice President,          2000  148,209   65,000(6)          --            40,000
 Marketing                1999   47,744   16,000             --               --

--------
(1) Represents life insurance and long-term disability insurance premiums.
(2) Includes a one-time bonus in the amount of $55,000 paid to Mr. Patterson in conjunction with completing the Company's initial public offering.
(3) Includes a one-time bonus in the amount of $35,000 paid to Mr. Westelman in conjunction with completing the Company's initial public offering and a $40,000 one-time retention bonus in conjunction with an Employment Agreement entered into on June 21, 2000, and more fully described under "Employment Contracts" on page 10.
(4) Includes a one-time bonus in the amount of $10,000 paid to Mr. Holthouse in conjunction with completing the Company's initial public offering.
(5) Includes a one-time bonus in the amount of $10,000 paid to Mr. Phillips in conjunction with completing the Company's initial public offering.
(6) Includes a one-time bonus in the amount of $35,000 paid to Mr. Chambers in conjunction with completing the Company's initial public offering.

Option Grants in Last Fiscal Year

   The following table sets forth information regarding each stock option granted during the year ended December 31, 2000 to each of the named executive officers.

                                       Individual Grants
                         ----------------------------------------------
                                                                           Potential
                                                                          Realizable
                                                                           Value at
                                                                        Assumed Annual
                                                                        Rates of Stock
                         Number of                                           Price
                         Securities   % of Total                         Appreciation
                         Underlying    Options     Exercise               for Option
                          Options     Granted to    or Base                 Term(2)
                          Granted    Employees in    Price   Expiration ---------------
      Name                 (#)(1)   Fiscal Year(%) ($/Share)    Date     5%($)  10%($)
      ----               ---------- -------------- --------- ---------- ------- -------
Stuart R. Patterson.....   50,000        2.4         8.00      5/1/10   251,558 637,497

Richard J. Westelman....   15,000        0.7         8.00      5/1/10    75,467 191,249

Mark A. Holthouse.......      --         --           --          --        --      --

Michael S. Phillips.....      --         --           --          --        --      --

Steven Chambers.........   40,000        1.9         8.00      5/1/10   201,246 509,998

--------
(1) The options were granted pursuant to the Company's 2000 Employee, Director and Consultant Stock Plan. The options granted to the named executive officers are a combination of incentive stock options and non-qualified options and vest equally over 48 months beginning on the date of grant.
(2) The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock, the optionee's continued employment through the option period and the date on which the options are exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table provides information regarding the exercise of options by each of the named executive officers during the year ended December 31, 2000. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2000 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the common stock.

                                                      Number of Securities
                                                     Underlying Unexercised      Value of the Unexercised
                                                     Options at Fiscal Year-      In-The-Money Options at
                           Shares                              End                  Fiscal Year-End(2)
                         Acquired On     Value      ------------------------- -------------------------------
          Name           Exercise(#) Realized($)(1) Exercisable Unexercisable Exercisable($) Unexercisable($)
          ----           ----------- -------------- ----------- ------------- -------------- ----------------
Stuart R. Patterson.....   100,000      666,700       527,863      209,637      25,508,533      9,761,492

Richard J. Westelman....    27,000      197,991       108,937      104,063       5,169,428      4,872,955

Mark A. Holthouse.......       --           --         25,000       20,000       1,123,250        898,600

Michael S. Phillips.....       --           --         25,000       20,000       1,123,250        898,600

Steven Chambers.........       --           --         40,989      111,511       1,888,196      5,303,460

--------
(1) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the fair market value on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.
(2) The value of unexercised in-the-money options at fiscal year end is calculated by subtracting the option exercise price from $49.063, the closing sale price per share of the Company's common stock as reported in the Nasdaq National Market on December 29, 2000.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

   On June 21, 2000, the Company entered into an employment agreement with Mr. Westelman, Vice President of Finance and Administration and Chief Financial Officer, to employ him on an at-will basis. Mr. Westelman is entitled to receive an annual base salary of $163,800 and is eligible to receive an annual performance bonus of up to $40,000. Additionally, Mr. Westelman received a retention bonus of $40,000 upon the closing of the Company's initial public offering in August 2000. If Mr. Westelman is terminated without cause, the Company must pay him his base salary for a period of 12 months, all outstanding options previously granted to him will become immediately exercisable and the Company must pay his health insurance premiums for the earlier of 12 months or until he becomes eligible for another comparable plan. If Mr. Westelman terminates his employment after December 31, 2000, the Company must pay Mr. Westelman his base salary for six months, 50% of all outstanding options previously granted to him will become immediately exercisable and the Company must pay his health insurance premiums for the earlier of six months or until he becomes eligible for another comparable plan. The Company has also agreed to make a one year recourse loan to Mr. Westelman for up to $426,000 at the prime rate, payable quarterly, so that he may exercise his current stock options if he is terminated without cause.

Change of Control Agreements

   The Company has entered into an agreement with each of the named executive officers, pursuant to which 50% of his unvested options to purchase common stock will vest and become immediately exercisable upon the effective date of an acquisition or merger involving the Company in which the Company is not the surviving company.

                               PERFORMANCE GRAPH

   The following graph compares the annual percentage change in the Company's cumulative total stockholder return on its common stock during a period commencing on August 1, 2000 and ending on December 31, 2000 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return of Nasdaq Market Index and the Prepackaged Software Index (SIC Code 7372) during such period. This comparison assumes the investment of $100 on August 1, 2000 in the Company's common stock, the Nasdaq Market Index and the Prepackaged Software Index. The Company has not paid any dividends on the common stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance. Prior to August 1, 2000, the Company's common stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from the Media General Financial Services, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.


                         August 1, August 31, September 29, October 31, November 30, December 29,
                           2000       2000        2000         2000         2000         2000
                         --------- ---------- ------------- ----------- ------------ ------------
SpeechWorks
 International, Inc. ...  $100.00   $135.02      $109.25      $146.70      $54.63       $86.45
Nasdaq Market Index.....  $100.00   $111.50      $ 97.44      $ 88.85      $68.69       $65.17
Prepackaged Software....  $100.00   $114.25      $106.05      $101.80      $76.33       $70.47

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

Executive Officer Compensation Program

   The Compensation Committee of the Company's Board of Directors (the "Committee"), is comprised of two non-employee directors, Mr. O'Farrell and Mr. Burnes. The Committee is responsible for reviewing the Company's overall compensation policies and practices and making recommendations to the Company's management regarding its benefit plans. The Committee also administers the Company's equity plans, executive bonus and other incentive plans as well as reviews and approves the salaries and benefit packages provided by the Company to its executive officers and other key employees.

   The Committee has furnished the following report on executive compensation.

Compensation Philosophies

   The Committee's objective is to establish a compensation policy that will
(i) attract, retain and reward executives who contribute to achieving the Company's business objectives; (ii) motivate executives to obtain these objectives; and (iii) align the interests of executives with those of the Company's long-term investors. The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company and reward individual performance that furthers the Company's goals. The executive compensation program includes the following: (i) base salary;
(ii) incentive bonuses; (iii) long-term equity incentive awards in the form of stock option grants; and (iv) other benefits. Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity and engaged in the same or similar business.

   Compensation for the Company's executive level positions, including the compensation of the CEO, are matched to comparable survey positions wherever possible and competitive levels are determined for base salary and target bonus incentives. The target incentive is the amount that would be paid after each fiscal year if both the Company and the executive officer achieved the performance objectives established for that year. Factors considered in determining the actual incentive bonus for each executive officer include Company, team and individual performance, and the scope of each executive officer's responsibilities. The relative weight given to such factors varies between executive officers, based upon their respective responsibilities and capacity to affect Company performance.

   Market practices with respect to stock option grants are also reviewed based on survey data. Grants under the Company's stock plans are designed to further strengthen the link between executive compensation and shareholder return, to provide additional incentives to executive officers tied to stock price growth over time and encourage continued employment with the Company. Stock option grants are based upon industry survey data and individual executive performance. The Committee believes that the Company's total option grants, comprised of grants to new employees and ongoing grants to existing employees, are in line with industry norms.

   Base Salary. Base salary levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable to the Company based on revenue level, industry segment and competitive employment market. In addition, the Committee generally takes into account the Company's past financial performance and future expectations, as well as the performance of the executives and changes in the executives' responsibilities.

   Incentive Bonuses. The Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year. Stuart R. Patterson, the Company's

Chief Executive Officer, recommends the amount of cash bonus for each executive officer (excluding himself) to the Committee for approval. The Committee determines the cash bonus for Mr. Patterson based on its assessment of his performance using input provided by the Chief Financial Officer. Incentive bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives. Each executive officer's incentive bonus is based on a combination of the Company's performance and the individual executive's performance as it relates to achieving Company objectives. Additionally, the Company pays signing bonuses when required to attract key new executives.

   Equity Incentives. The Company offers long-term compensation in the form of stock options to provide a stock-based incentive to improve the Company's financial performance and assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers upon commencement of their employment with the Company and from time to time thereafter, primarily based upon the individual's actual and/or expected contributions to the Company and the Company's financial performance. Stock options are designed to align the interests of the Company's executive officers with those of its shareholders and thereby encourage executive officers to enhance the value of the Company, the price of the common stock, and hence, the shareholder's return. In addition, the vesting of stock options over a four-year period of time, granted at a price that is equal to the fair market value of the Company's stock on the date of grant, is designed to create an incentive for the individual to remain with the Company. The Company has granted options to its executives on an ongoing basis to provide continuing incentives to meet future performance goals and to remain with the Company. During the fiscal year ended December 31, 2000, options to purchase an aggregate of 219,500 shares of common stock were granted to the Company's existing executive officers as ongoing grants.

   Other Benefits. Benefits offered to the Company's executive officers serve as limited protection against certain financial catastrophes that can result from illness, disability, or death. Benefits offered to the Company's executive officers are substantially the same as those offered to all of the Company's employees. The Company also maintains a tax-qualified deferred compensation 401(k) Savings and Retirement Plan covering all of the Company's eligible U.S. based employees. Though authorized to do so, the Company does not currently contribute to this 401(k) Plan or match any employee contributions.

   The Company's compensation program for executive officers is structured to be competitive within the high technology industry. The Company's People Strategies Department, working with an independent outside consulting firm, has developed executive compensation data from nationally recognized surveys, and from a group of comparable companies selected on the basis of similarity in revenue level, industry segment and competitive employment market to the Company.

2000 CEO Compensation

   Mr. Patterson's base salary and long-term incentive compensation are determined by the Committee, without Mr. Patterson's participation, based upon the same factors as those used by the Committee for executives in general. Mr. Patterson's annual base salary for 2000 was $206,719. Mr. Patterson was paid $55,000 in acknowledgement of his efforts in connection with completing the Company's initial public offering and $82,000 as a bonus under the Company's 2000 incentive bonus plan. During 2000, Mr. Patterson was granted options to purchase 50,000 shares of the Company's common stock at an exercise price of $8.00 per share. These options are comprised of a mix of incentive stock options and non-qualified options.

Qualifying Compensation

   The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code ("Section 162(m)") adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for certain executive officers' compensation exceeding $1 million per person in any taxable year unless it is "performance based" within the meaning of Section 162(m).

Prior to fiscal year 2000, the cash compensation plus vesting stock options of each of the Company's executive officers was below the $1 million threshold and options granted under the Company's option plan were designed to meet the requirement of being performance-based under the provisions of Section 162(m). Therefore, Section 162(m) did not reduce the tax deduction available to the Company for fiscal year 2000 or prior years. Compensation of the Chief Executive Officer is not expected to exceed $1 million in 2001. However, the Company believes that providing an appropriate level of cash compensation (through salary and bonus) and maintaining flexibility in determining compensation is more important than preserving a tax deduction for amounts in excess of $1,000,000.

                                          Members of the SpeechWorks
                                           International, Inc. Compensation
                                           Committee

                                          William J. O'Farrell and Richard
                                           Burnes

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee of the Board of Directors is comprised of three members and acts under a written charter approved by the Board of Directors. A copy of the charter is attached to this proxy statement as Appendix A. The members of the Audit Committee meet the independence and experience requirements of the Nasdaq National Market.

   In fulfilling its responsibilities for the year ended December 31, 2000, the Audit Committee:

  . Reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management;

  . Discussed with PricewaterhouseCoopers LLP, its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). SAS 61 requires the Company's independent auditors discuss with the Audit Committee, among other things, the following:

   . Methods to account for significant unusual transactions;

   . The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

   . The process used by management in formulating particularly sensitive accounting estimates and basis for the auditor's conclusions regarding the reasonableness of those estimates; and

   . Disagreements, of which there were none, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

   The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually in writing all relationships that, in the auditor's professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of their independence. The Audit Committee also considered whether the independent auditor's provision of the other, non-audit related services to the Company, which are referred to in "Independent Auditor's Fees" below, is compatible with maintaining such auditor's independence.

   Based on the Audit Committee's review of the audited financial statements and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          Members of the SpeechWorks
                                           International, Inc. Audit Committee

                                          Axel Bichara, Richard Burnes and
                                           John C. Freker, Jr.

Independent Auditor's Fees

   Audit Fees. Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with their audit of the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K and reviews of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q for the year ended December 31, 2000 were $115,000.

   Financial Information Systems Design and Implementation Fees. No fees were billed by PricewaterhouseCoopers LLP for the year ended December 31, 2000 related to financial information systems design and implementation services.

   All Other Fees. Total fees for all other services rendered by PricewaterhouseCoopers LLP to the Company for the year ended December 31, 2000 were $734,000 (consisting primarily of services rendered in connection with the Company's initial public offering, tax compliance and advisory services and accounting advisory services).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the common stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000 all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that one report, covering one transaction, was filed late by Stephen Adams.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company has entered into a nonexclusive software license agreement with the Massachusetts Institute of Technology ("MIT"), pursuant to which it pays royalties to MIT. Under MIT's policies, 7% of the royalties on specified technologies paid by the Company to MIT are paid to Michael S. Phillips, one of the Company's founders and its chief technology officer, due to his affiliation with the Spoken Language Systems Group at MIT at the time that the license agreement was entered into. Royalties paid by MIT to Mr. Phillips pursuant to this agreement for the years ending December 31, 1998, 1999 and 2000 were $2,441, $2,948 and $4,817, respectively. The Company believes that the terms of this license agreement are no less favorable to it than terms it could have obtained from a disinterested third party.

                             ELECTION OF DIRECTORS

   The Company's Restated Certificate of Incorporation provides for a classified Board of Directors. The Board of Directors currently consists of seven members, classified into three classes as follows: Robert Finch and John
C. Freker, Jr. constitute a class with a term which expires at the upcoming meeting (the "Class I directors"); Axel Bichara and Richard Burnes constitute a class with a term ending in 2002 (the "Class II directors"); William J. O'Farrell, Stuart R. Patterson and Michael S. Phillips constitute a class with a term ending in 2003 (the "Class III directors"). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

   Unless authority to vote for each of Robert Finch and John C. Freker, Jr., the above named nominees, is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee's place. The Board has no reason to believe that either nominee will be unable or unwilling to serve.

   A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

   THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ROBERT FINCH AND JOHN C. FREKER, JR. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

   The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                        INFORMATION CONCERNING AUDITORS

   PricewaterhouseCoopers LLP, independent public accountants, audited the Company's financial statements for the year ended December 31, 2000. The Board of Directors has appointed PricewaterhouseCoopers LLP to audit the financial statements of the Company for the year ending December 31, 2001. The Company expects that representatives of PricewaterhouseCoopers LLP will be present and available at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement should they desire to do so.

                             STOCKHOLDER PROPOSALS

   To be considered for inclusion in the proxy statement relating to the Company's Annual Meeting of stockholders to be held in 2002, stockholder proposals must be received no later than December 25, 2001. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no later than 45 days nor more than 75 days prior to the date that is one year form this year's mailing date. Proposals received after that date will not be voted on at the Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. All stockholder proposals should be marked for the attention of Rick Olin, General Counsel, SpeechWorks International, Inc. 695 Atlantic Avenue, Boston, Massachusetts 02111.

Boston, Massachusetts
April 30, 2001

   The Company's Annual Report on Form 10-K for the year ended December 31, 2000 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company, is available on the Internet at www.speechworks.com and is available in paper form to beneficial owners of the Company's common stock without charge upon written request to Attention: Tracy Perneta, SpeechWorks International, Inc., 695 Atlantic Avenue, Boston, Massachusetts, 02111.

     APPENDIX A--CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                        SPEECHWORKS INTERNATIONAL, INC.

                            AUDIT COMMITTEE CHARTER

I. PURPOSE

   The primary function of the SpeechWorks International, Inc. (the "Corporation") Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

  . Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II. COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

   The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, financial management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with IV.4. below.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

   1. Review and update this Charter periodically, at least annually, as conditions dictate.

   2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

   3. Review the reports to management prepared by the independent accountants and management's response.

   4. Review with financial management and the independent accountants the 10-K prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

   5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

   6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

   7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

   8. In consultation with the independent accountants and financial management, review the integrity of the organization's financial reporting processes, both internal and external.

   9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

  10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

  11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and financial management regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  12. Following completion of the annual audit, review separately with each of management, the independent accountants and financial management any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  13. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

  14. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

  15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

  16. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

  17. Review activities, organizational structure, and the need for an internal audit department.

  18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

  19. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

  20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                                                      Appendix B
                                                                      ----------

                        SPEECHWORKS INTERNATIONAL, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard J. Westelman and Rick Olin, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all of the shares of Common Stock of SpeechWorks International, Inc. held in the name of the undersigned at the close of business on April 2, 2001 at the 2001 Annual Meeting of Stockholders to be held on May 31, 2001 at 10:00 a.m. Eastern Daylight Time, and at any adjournments thereof, with all the powers the undersigned would have if personally present, as indicated on the reverse side hereof.



                 (Continued and to be signed on reverse side)


     Please date, sign and mail your proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                        SPEECHWORKS INTERNATIONAL, INC.

                                 May 31, 2001


[X] Please mark
votes as in
this example.

1.   ELECTION            FOR                           AGAINST                  Each nominated to serve for
     OF                  all nominees listed at        all nominees             a three year term:
     DIRECTORS           right (except as marked       listed at right               Robert Finch
                         to the contrary                                             John C. Freker, Jr.
                                    [_]                      [_]

For, except vote withheld from the following nominee(s):

__________________________________

2. In their discretion upon such other matters that may properly come before the meeting, and in accordance with the accompanying notice and proxy statement receipt of which is acknowledged.

If this proxy is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the stockholder, the shares will be voted accordingly. If not otherwise specified, the shares represented by this proxy will be voted FOR the election of directors.




Signature: ______________ Date:________ Signature:________________ Date:________
                                                 Signature, if held jointly

Note: Please sign exactly as name appears hereon. When signing in representative capacity, please give full title as such.